Exhibit 10.2

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. Double asterisks denote omission.AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT1. CONTRACT ID CODEPAGE OF PAGES142. AMENDMENT/MODIFICATION NO.P000113. EFFECTIVE DATESee Block 16C4. REQUISITION/PURCHASE REQ. NO.5. PROJECT NO. (If applicable)6. ISSUED BY CODE ASPR-BARDA 7. ADMINISTERED BY (If other than Item 6) CODE ASPR-BARDA ASPR-BARDA 200 Independence Ave., S.W.Room 640-G Washington DC 20201 ASPR-BARDA 200 Independence Ave., S.W. Room 638-G Washington DC 202018. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code) AVITA MEDICAL AMERICAS, LLC 1476585AVITA MEDICAL AMERICAS, LLC28159 Avenue StanfordSuite 220Valencia CA 9135592(x) 9A. AMENDMENT OF SOLICITATION NO. 9B. DATED (SEE ITEM 11) x 10A. MODIFICATION OF CONTRACT/ORDER NO. HHSO100201500028C CODE 1476585 FACILITY CODE10B. DATED (SEE ITEM 13)09/29/201511. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONSThe above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers is extended,is not extended.Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended , by one of the following methods: (a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted ; or (c) By separate letter or electronic communication which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUROFFER. If by virtue of this amendment you desire to change an offer already submitted , such change may be made by letter or electronic communication, provided each letter or electronic communication makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified. 12. ACCOUNTING AND APPROPRIATION DATA (If required)See Schedule13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.CHECK ONE  A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation data, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:FAR Part 43.103(a) - Bilateral ModificationsD. OTHER (Specify type of modification and authority)E. IMPORTANT: Contractoris in Not isrequired to sign this document and return 1copies to the issuing office.14.DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)Tax ID Number: [**]DUNS Number:[**]The purpose of this no cost modification is modify ARTICLE B.5 ADVANCE UNDERSTANDINGS, ARTICLE F.3. DELIVERIES, ARTICLE G.1. CONTRACTING OFFICER, ARTICLE G.4. INVOICE SUBMISSION, and I.3. ADDITIONAL CONTRACT CLAUSES. All other terms and conditions remain unchanged. Period of Performance: 09/29/2015 to 12/31/2023Except as provided herein, all terms and conditions of the document referenced in Item 9 A or 10A, as heretofore changed, remains unchanged and in full force and effect15A. NAME AND TITLE OF SIGNER (Type or print 16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print Kathy McGee, COO16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)YIFAN YANG15B. CONTRACTOR/OFFEROR15C. DATE SIGNED18Aug22(Signature of person authorized to sign)/s/ Yifan Yang16C. DATE SIGNED 9/2/2022STANDARD FORM 30 (REV. 11/2016)Prescribed by GSA FAR (48 CFR) 53.243Previous edition unusable

HHSO100201500028C P00011	Page 2 of 4

Beginning with the effective date of this modification, the Government and the Contractor mutually agree as follows:

ARTICLE B.5. ADVANCE UNDERSTANDINGS is modified to update paragraph l.8:

l.Additional Understandings

8.	The overall VMI quantity of all device components is reduced to ensure a new overall total of [**] RECELL devices.

a.	BARDA approves the reduction of the total VMI units to no less than [**] RECELL Units by Dec 2023. This reduction is intended to occur in collaboration with Avita and other partners like ABA.

b.

The VMI units removed from the inventory as part of this reduction are intended to support ‘RECELL care practice integration/adoption activities’. These units may support product training for new users, students, residents, extended users like PAs for training workshops & demonstrations and such activities that can “build preparedness” at the end user care provider level.

c.	As Avita/BARDA identifies opportunities to reduce the total VMI, the total number of devices to be removed and use-case must be pre- approved by the COR/CO via email.

d.

When the contract ends in Dec 2023, the remaining [**] RECELL units must be used within the following 6 months for the same purposes identified in b. above, either by Avita or be transferred to USG custody (site / TBD) or be disposed of as determined closer to the end of the contract.

ARTICLE F.3. DELIVERIES is hereby modified as follows:

Email Addresses: CO – [**] COR – [**]

ARTICLE G.1. CONTRACTING OFFICER is hereby modified as follows:

The following Contracting Officer (CO) will represent the Government for the purpose of this contract:

[**]

ARTICLE G.4. INVOICE SUBMISSION is hereby modified as follows:

Electronic Invoicing and Payment Requirements - Invoice Processing Platform (IPP)

•	All Invoice submissions for goods and or services delivered to facilitate payments must be made electronically through the U.S. Department of Treasury’s Invoice Processing Platform System (IPP).
•

Invoice Submission for Payment means any request for contract financing payment or invoice payment by the Contractor. To constitute a proper invoice, the payment request must comply with the requirements identified in the applicable Prompt Payment clause included in the contract, or the clause 52.212-4 Contract Terms and Conditions – Commercial Items included in commercial items contracts. The IPP website address is: https://www.ipp.gov.

•

The Agency will enroll the Contractors new to IPP. The Contractor must follow the IPP registration email instructions for enrollment to register the Collector Account for submitting invoice requests for payment. The Contractor Government Business Point of Contact (as listed in SAM) will receive

HHSO100201500028C P00011	Page 3 of 4

•

Registration email from the Federal Reserve Bank of St. Louis (FRBSTL) within 3 – 5 business days of the contract award for new contracts or date of modification for existing contracts. o Registration emails are sent via email from [**] Contractor assistance with enrollment can be obtained by contacting the IPP Production Helpdesk via email to [**]or phone [**]

•

The Contractor POC will receive two emails from IPP Customer Support, the first email contains the initial administrative IPP User ID. The second email, sent within 24 hours of receipt of the first email, contains a temporary password. You must log in with the temporary password within 30 days.

•	If your company is already registered to use IPP, you will not be required to re-register.
•

If the Contractor is unable to comply with the requirement to use IPP for submitting invoices for payment as authorized by HHSAR 332.7002, a written request must be submitted to the Contracting Officer to explain the circumstances that require the authorization of alternate payment procedures.

Additional Office of the Assistant Secretary for Preparedness and Response (ASPR) requirements:

(i)

The contractor shall submit monthly invoices under this contract unless otherwise agreed upon by all parties. For indefinite delivery and blanket purchase agreement vehicles, separate invoices must be submitted for each order.

(ii)	Invoices must break-out price/cost by contract line item number (CLIN) as specified in the pricing section of the contract.
(iii)	Invoices must include the Dun & Bradstreet Number (DUNS) of the Contractor.
(iv)

Invoices that include time and materials or labor hours CLINS must include supporting documentation to (1) substantiate the number of labor hours invoiced for each labor category, and (2) substantiate material costs incurred (when applicable).

(v)	Invoices that include cost-reimbursement CLINs must be submitted in a format showing expenditures for that month, as well as contract cumulative amounts.

At a minimum the following cost information shall be included, in addition to supporting documentation to substantiate costs incurred.

•	Direct Labor - include all persons, listing the person's name, title, number of hours worked, hourly rate, the total cost per person and a total amount for this category;
•	Indirect Costs (i.e., Fringe Benefits, Overhead, General and Administrative, Other Indirects)- show rate, base and total amount;
•	Consultants (if applicable) - include the name, number of days or hours worked, daily or hourly rate, and a total amount per consultant;
•

Travel - include for each airplane or train trip taken the name of the traveler, date of travel, destination, the transportation costs including ground transportation shown separately and the per diem costs. Other travel costs shall also be listed;

•	Subcontractors (if applicable) - include, for each subcontractor, the same data as required for the prime Contractor;
•	Other Direct Costs - include a listing of all other direct charges to the contract, i.e., office supplies, telephone, duplication, postage; and
•	Fee – amount as allowable in accordance with the Schedule and FAR 52.216-8 if applicable.

I.3. ADDITIONAL CONTRACT CLAUSES is modified to include the following clause: HHSAR 352.232-71 Electronic Submission of Payment Requests (FEB 2022)

(a)	Definitions. As used in this clause—

Payment request means a bill, voucher, invoice, or request for contract financing payment with associated supporting documentation. The payment request must comply with the requirements identified in FAR 32.905(b), “Content of Invoices” and the applicable Payment clause included in this contract.

HHSO100201500028C P00011	Page 4 of 4

(b)

Except as provided in paragraph (c) of this clause, the Contractor shall submit payment requests electronically using the Department of Treasury Invoice Processing Platform (IPP) or successor system. Information regarding IPP, including IPP Customer Support contact information, is available at www.ipp.gov or any successor site.

(c)	The Contractor may submit payment requests using other than IPP only when the Contracting Officer authorizes alternate procedures in writing in accordance with HHS procedures.
(d)	If alternate payment procedures are authorized, the Contractor shall include a copy of the Contracting Officer's written authorization with each payment request.

(End of clause)

All other terms and conditions of this contract remain unchanged.

End of Modification #11